UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 --------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 25, 2005



                         Morton's Restaurant Group, Inc.
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             (Exact name of registrant as specified in its charter)




                                    Delaware
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                 (State or other jurisdiction of incorporation)



           1-12692                               13-3490149
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   (Commission File Number)           (IRS Employer Identification No.)


                       3333 New Hyde Park Road, Suite 210
                          New Hyde Park, New York 11042
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              (Address of principal executive offices and zip code)


                                 (516) 627-1515
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


         On October 25, 2005, Morton's Restaurant Group, Inc. (the "Company") announced that Allen J. Bernstein, Chairman and Chief Executive Officer, will retire from the Company and its affiliated entities effective by December 31, 2005. The Company also announced that Thomas J. Baldwin, currently the Company's Executive Vice President and Chief Financial Officer, will replace Mr. Bernstein. On the effective date of Mr. Bernstein's retirement, Mr. Baldwin will become Chairman, Chief Executive Officer and President of the Company.

         The terms of Mr. Bernstein's severance arrangements and the terms of Mr. Baldwin's employment in his new capacity have not yet been finalized. The Company expects to incur a charge in the fourth quarter of fiscal 2005 with respect to separation payments to Mr. Bernstein.

         A copy of the press release announcing the retirement of Mr. Bernstein and the appointment of Mr. Baldwin is attached hereto as Exhibit 99.1.


Item 9.01   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

               Not applicable.

          (b)  Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               Exhibit 99.1 Press Release dated October 25, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Morton's Restaurant Group, Inc.



Date:  October 28, 2005                 /s/ Thomas J. Baldwin
                                        --------------------------------
                                        Thomas J. Baldwin
                                        Executive Vice President and
                                        Chief Financial Officer